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                                                                    Exhibit 16.1


Office of Chief Accountant
SECPS Letter File
Mail Stop 11-3
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

May 28, 2002

Dear Sir:

We have read the paragraphs of Item 4 included in the Form 8-K dated May 24, 2002 of Netro Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,

/s/ Arthur Andersen LLP

Copy to:
Mr. Sanjay Khare, Vice President and C.F.O., Netro Corporation